CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in Post-Effective Amendment No. 17 to the Registration Statement of Franklin Templeton Global Trust on Form N-1A File No. 33-01212 of our report dated November 27, 1996 on our audit of the financial statements and financial highlights of Franklin Templeton Global Trust, which report is included in the Annual Report to Shareholders for the year ended October 31, 1996, which is incorporated by reference in the Registration Statement.



                      /s/ Coopers & Lybrand L.L.P.
                           COOPERS & LYBRAND L.L.P.



Ft. Lauderdale, Florida
February 24, 1997